Exhibit 10.13

EVIDENCE OF INDEBTEDNESS

This Evidence of Indebtedness (the “Note”) is made effective as of August 31, 2003 to evidence indebtedness of Delos Partners, Inc., an Ohio Corporation (“DPI”), a wholly-owned subsidiary of DPMG, Inc., a Delaware corporation (“”DPMG”) to Barton Theatre Company, an Oklahoma corporation (“Original Payee”) as of August 31, 2003.  On August 31, 2003, DPMG and DPI became wholly-owned subsidiaries of Landmark Land Company, Inc., a Delaware corporation and at such date, DPI owed Original Payee principal in the amount of Three Hundred Thirty-three Thousand, Five Hundred Ninety-nine and 47/100 Dollars ($333,599.47), together with accrued interest in the amount of Three Hundred Ninety-three Thousand, Forty-three and 09/100 Dollar ($393,043.09).  On April 2, 2004, DPI merged into DPMG and DPMG assumed all of DPI’s obligations, including those evidenced by this Note.  DPMG further acknowledges that the Original Payee assigned the Note to Newco XXV, Inc. (the “New Payee”) on November 30, 2004.

As used in this Note, the following terms shall have the respective meanings indicated below:

“Loan Interest Rate” means 15% per annum.

“Maturity Date” is on demand.

The principal hereof shall bear interest at a rate per annum which shall be equal to the Loan Interest Rate.

All principal and accrued interest and other amounts due hereunder shall be paid in full on or prior to the Maturity Date.  The Note may be prepaid in whole or in part, without penalty.

An Event of Default shall be a default in the payment of any payment of principal or interest when due hereunder.

This Note shall be binding upon DPMG, any surety and/or guarantor hereunder, and their heirs, legal representatives, successors and assigns respectively and the terms hereof shall inure to the benefit of the holder, its heirs, legal representatives, successors and assigns. This Note may not be amended, modified or supplemented except by an instrument in writing signed by DPMG and the then holder.  The New Payee may at any time and from time to time, without the consent of DPMG, assign all or any portion of its rights under this Note to one or more persons.

DPMG INC., a Delaware corporation (successor
to Delos Partners, Inc.)

By:                 /s/ JOE OLREE
Name:            Joe Olree
Title:              Vice President